Exhibit 10.19 – Form of Director Restricted Stock Agreement

O’REILLY AUTOMOTIVE, INC.

2017 INCENTIVE AWARD PLAN

DIRECTOR RESTRICTED STOCK AGREEMENT

This Restricted Stock Award Agreement (this “Restricted Stock Agreement”), dated as of [], 2020 (the “Date of Grant”), is made by and between O’Reilly Automotive, Inc., a Missouri corporation (the “Company”) and [              ] (the “Director”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the O’Reilly Automotive, Inc. 2017 Incentive Award Plan (as amended from time to time, the “Plan”).  Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Stock.  The Company hereby grants to the Director ________ Shares (such Shares, the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Agreement and the Plan.

2. Lapse of Restrictions.

(a) General.  Except as otherwise set forth in this Section 2, the restrictions on Transfer (as defined in Section 6(a)) set forth in Section 2 shall lapse with respect to [     ] (each anniversary of the Date of Grant, a “Vesting Date”), subject to the continued service of the Director for the Company from the date hereof through the applicable Vesting Date, and provided that the Director has not given notice of resignation as of such Vesting Date.

(b) Following Certain Terminations of Service.  Subject to the next sentence, upon termination of the Director’s service with the Company and its Affiliates for any reason, any Restricted Stock in respect of which the restrictions on Transfer described in this Section 2 shall not already have lapsed shall be canceled and immediately forfeited and neither the Director nor any of the Director’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Stock.  Notwithstanding the foregoing, in the event that the Director’s service with the Company is terminated as a result of the death or Disability of the Director, then 100% of the Restricted Stock shall immediately vest, and the restrictions on Transfer of such Restricted Stock set out in this Section 2 shall lapse.

(c) Restrictions.  Until the restrictions on Transfer of the Restricted Stock lapse as provided in this Section 2, or as otherwise provided in the Plan, no Transfer of the Restricted Stock or any of the Director’s rights with respect to the Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Unless the Administrator determines otherwise, upon any attempt to Transfer Restricted Stock or any rights in respect of Restricted Stock, before the lapse of such restrictions, such Restricted Stock, and all of the rights related thereto, shall be immediately canceled and forfeited.

3. Adjustments.  Pursuant to Section 13.2 of the Plan, in the event of a change in capitalization, the Administrator shall make such equitable changes or adjustments to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock as it determines to be necessary in its sole discretion.

4. Certain Changes.  The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2 shall lapse or otherwise adjust any of the terms of the Restricted Stock; provided that, subject to Section 13.2 of the Plan, no action under this Section shall adversely affect the Director’s rights hereunder.

5. Notices.  All notices and other communications under this Restricted Stock Agreement shall be in writing and shall be given by email, facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows:  (i) if to the Company, addressed to the Company in care of the Secretary at the Company’s principal office and (ii) if to the Director, using the last address reflected on the Company's records.  Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

6. Protections Against Violations of Agreement.

(a) Until such time as the Restricted Stock is fully vested in accordance with Section 2, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Restricted Stock Agreement will be valid, except with the prior written consent of the Administrator (such consent shall be granted or withheld in the sole discretion of the Administrator).

(b) In addition to Section 2, any purported Transfer of Restricted Stock or any economic benefit or interest therein in violation of this Restricted Stock Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Stock or any economic benefit or interest therein transferred in violation of this Restricted Stock Agreement shall not be entitled to be recognized as a holder of such Shares.

7. Taxes.
(a) Tax Withholding.

i Regardless of any action the Company or any applicable Affiliate takes with respect to any or all federal, state, local and foreign taxes (including the Director’s social security, Medicare and any other employment tax obligation) (collectively, the “Tax  Liabilities”), the Director understands that he or she (and not the Company or any applicable Affiliate) shall be responsible for any Tax Liabilities that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.  The Director further acknowledges that the Company and any applicable Affiliate (i) make no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Restricted Stock, including, but not limited to, the grant or vesting of the Restricted Stock, the subsequent sale of Shares acquired pursuant to this Restricted Stock Agreement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Director’s liability for any Tax Liabilities or achieve any particular tax result.  Further, if the Director is subject to Tax Liabilities in more than one jurisdiction, the Director acknowledges that the Company and/or applicable Affiliate may be required to withhold or account for Tax Liabilities in more than one jurisdiction.  Notwithstanding anything herein to the contrary, withholding for Tax Liabilities shall not apply to any Director who is not an employee of the Company or any Affiliate.

ii Prior to the relevant taxable or tax withholding event, as applicable, the Director agrees to make adequate arrangements satisfactory to the Company and/or the applicable Affiliate to satisfy any and all Tax Liabilities.  Absent any other arrangement to satisfy the Tax Liabilities, the Company shall retain the number of Shares with a value up to the maximum amount of Tax Liabilities required to be withheld.  In addition, the Administrator may in its sole discretion satisfy any withholding obligations for Tax Liabilities by (a) withholding from the Director's wages or other compensation; or (b) withholding from proceeds of the sale of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Director’s behalf pursuant to this authorization without further consent).

iii Depending on the withholding method, the Company may withhold or account for the Tax Liabilities by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Director may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  In the case of withholding in Shares, the Company shall issue the net number of Shares to the Director by deducting the Shares retained for the Tax Liabilities from the Shares granted pursuant to this Restricted Stock Agreement.  For tax purposes, the Director is deemed to have been issued the full number of Shares subject to the Restricted Stock Agreement, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Liabilities.

iv Finally, the Director agrees to pay the Company or the applicable Affiliate any amount of Tax Liabilities that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Director fails to comply with his or her obligations in connection with the Tax Liabilities.

(b) The Director shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

THE DIRECTOR ACKNOWLEDGES THAT IT IS THE DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE DIRECTOR’S BEHALF.

(c)The Director acknowledges that the tax laws and regulations applicable to the Restricted Stock and the disposition of the Restricted Stock following vesting are complex and subject to change, and it is the sole responsibility of the Director to obtain his or her own advice as to the tax treatment of the terms of this Restricted Stock Agreement.

BY SIGNING THIS RESTRICTED STOCK AGREEMENT, THE DIRECTOR REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS RESTRICTED STOCK AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  THE DIRECTOR UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS RESTRICTED STOCK AGREEMENT.

8. Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9. Confidentiality.

(a) The Director acknowledges that during the period of the Director’s service with the Company the Director shall have access to the Company’s Confidential Information (as defined below).  All books of account, records, systems, correspondence, documents, and any and all other data, in whatever form, concerning or containing any reference to the works and business of the Company or its affiliated companies shall belong to the Company and shall be given up to the Company whenever the Company requires the Director to do so.  The Director agrees that the Director shall not at any time during the term of the Director’s service or thereafter, without the Company’s prior written consent, disclose to any person (individual or entity) any information or any trade secrets, plans or other information or data, in whatever form, (including, without limitation, (i) any financing strategies and practices, pricing information and methods, training and operational procedures, advertising, marketing, and sales information or methodologies or financial information and (ii) any Proprietary Information (as defined below)), concerning the Company’s or any of its affiliated companies’ or customers’ practices, businesses, procedures, systems, plans or policies (collectively, “Confidential Information”), nor shall the Director utilize any such Confidential Information in any way or communicate with or contact any such customer other than in connection with the Director’s service by the Company.  The Director hereby confirms that all Confidential Information constitutes the Company’s exclusive property, and that all of the restrictions on the Director’s activities contained in this Restricted Stock Agreement and such other nondisclosure policies of the Company are required for the Company’s reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Restricted Stock Agreement. This confidentiality provision shall survive the termination of this Restricted Stock Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any of its affiliates.

(b) With respect to any Confidential Information that constitutes a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two year period immediately following termination of the Director’s service for any reason, whichever is longer.  With respect to any Confidential Information that does not constitute a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force during the Director’s service and for the two year period immediately following termination of Director’s service for any reason.

(c) The Director agrees that the Director shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by the Director alone or in conjunction with others, during or after working hours, while in the employ of the Company (all of which is collectively referred to in this Restricted Stock Agreement as “Proprietary Information”); provided,  however, that such Proprietary Information shall not include (i) any information that has otherwise been disclosed to the public not in violation of this Restricted Stock Agreement and (ii) general business knowledge and work skills of the Director, even if developed or improved by the Director while in the employ of the Company.  All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Director to the Company.  The Director’s obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section shall continue beyond the Director’s termination of service and the Director shall, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

(d) Defend Trade Secrets Act.  Pursuant to Section 1833(b) of the Defend Trade Secrets Act of 2016, the Director acknowledges that the Director shall not have criminal or civil liability under any federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Restricted Stock Agreement is intended to conflict with Section 1833(b) of the Defend Trade Secrets Act of 2016 or create liability for disclosures of trade secrets that are expressly allowed by such Section.  Notwithstanding anything set forth in this Restricted Stock Agreement to the contrary, the Director shall not be prohibited from reporting possible violations of federal or state law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, nor is the Director required to notify the Company regarding any such reporting, disclosure or cooperation with the government.

10. Governing Law.  This Restricted Stock Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri applicable to contracts made and to be performed therein.  Any suit, action or proceeding with respect to this Restricted Stock Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Missouri, and the Company and the Director hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Director and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Restricted Stock Agreement brought in any court of competent jurisdiction in the State of Missouri, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

11. Incorporation of Plan.  The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Stock and this Restricted Stock Agreement shall be subject to all terms and conditions of the Plan and this Restricted Stock Agreement.

12. Amendments; Construction.  The Administrator may amend the terms of this Restricted Stock Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Director hereunder without his or her consent.  To the extent the terms of Section 9 conflict with any prior agreement between the parties related to such subject matter, the terms of Section 9 shall supersede such conflicting terms and control.  Headings to Sections of this Restricted Stock Agreement are intended for convenience of reference only, are not part of this Restricted Stock Agreement and shall have no effect on the interpretation hereof.

13. Survival of Terms.  This Restricted Stock Agreement shall apply to and bind the Director and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

14. Rights as a Shareholder.  During the period until the restrictions on Transfer of the Restricted Stock lapse as provided in Section 2, the Director shall have all the rights of a shareholder with respect to the Restricted Stock save only the right to Transfer the Restricted Stock.  Accordingly, the Director shall have the right to vote the Restricted Stock and to receive any ordinary dividends paid to or made with respect to the Restricted Stock.

15. Agreement Not a Contract for Services.  Neither the Plan, the granting of the Restricted Stock, this Restricted Stock Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Director has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

16. Authority of the Administrator; Disputes.  The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

17. Severability.  Should any provision of this Restricted Stock Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this Restricted Stock Agreement.

18. Acceptance.  The Director hereby acknowledges receipt of a copy of the Plan and this Restricted Stock Agreement.  The Director has read and understands the terms and provisions of the Plan and this Restricted Stock Agreement, and accepts the Restricted Stock subject to all the terms and conditions of the Plan and this Restricted Stock Agreement.  The Director hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Stock Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Agreement on the day and year first above written.

O’REILLY AUTOMOTIVE, INC.

By

Name

Title

DIRECTOR

___________________________________________